CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated December 16, 1998, accompanying the November 30, 1998 financial statements of Capstone Government Income Fund, a series of shares of Capstone Fixed Income Series, Inc., which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.





                                         BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
March 22, 1999